UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

Cool Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8875 Hidden River Parkway Tampa, Florida	33637
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 975-7467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On October 11, 2016, the United States District Court, District of Nevada orally approved the derivative action settlement agreement (“Peak Settlement Agreement”) reached in Peak Finance, LLC v. Timothy J. Hassett et. al., Case No. 2:15-cv-01590-GMN-CWH. Noting that no non-party shareholder filed any objections to the Peak Settlement Agreement, the District Court specifically found that it is “fundamentally fair, reasonable and adequate” and serves the best interest of the Company. The Court further directed that counsel for the parties prepare a proposed formal written order finally approving the Peak Settlement Agreement and dismissing the case.

Upon filing of the written order, the case will be dismissed in its entirety and an Independent Directors Committee consisting of directors Christopher McKee, Richard J. "Dick" Schul and Donald Bowman will review the allegations made by Peak Finance, LLC to determine a proper corporate response.

The Company anticipates that the written order will be submitted by counsel and filed with the Clerk within a matter a few business days from the date of this announcement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cool Technologies, Inc.

Date: October 12, 2016	By:	/s/ Timothy Hassett
Timothy Hassett
Chairman and CEO (Principal Executive Officer)

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